Exhibit 10.29

Canaccord Genuity Corp. 1133 Melville Street, Suite 1200 Vancouver, BC Canada V6E 4E5 T: 604.643.7300 TF: 800.663.1899 cgf.com

January 31, 2025

BY EMAIL:	Greg Lipschitz greg@oldstoneadvisors.com

STRICTLY PRIVATE AND CONFIDENTIAL

Firefly Neuroscience, Inc.

1100 MILITARY ROAD,

KENMORE, NY, 14217

Attention:	Greg Lipschitz, CEO

RE:	FIREFLY NEUROSCIENCE, INC. (THE “COMPANY”) NON-BROKERED PRIVATE PLACEMENT OF UP TO 666,666 UNITS (THE “UNITS”) OF THE COMPANY AT A PRICE OF US$3.00 PER UNIT CLOSING: 292,770 UNITS

Dear Greg Lipschitz:

We confirm the sale of 292,770 Units of the Company pursuant to the Finder’s Fee Agreement dated January 31, 2025. Details of sales are as follows:

Number of Units	Price	Gross Proceeds
292,770	US$3.00	US$878,310.00
Less: Finder’s commission of 7.5% on	130,000 Units	29,250.00
Wire Transfer Fee		100.00
NET PROCEEDS TO THE COMPANY		US$848,960.00

We will issue a bank wire in the amount of US$848,960.00, payable to Tingle Merrett LLP, in trust representing the net proceeds received from the sale of the Units against receipt by us of the following:

1.

292,770 common share and 292,770 share purchase warrants, exercisable to purchase an additional share of the Company at a price of US$4.00 per share for a period of 36 months from closing. Registration instructions as per our earlier letter;

2.

20,832 warrants, exercisable to purchase an additional share of the Company at a price of US$4.00 per share for a period of 36 months from closing, representing the 7.5% Finder’s Warrants on 277,770 Units. Please see below for registration instructions; and

Offices in Canada are offices of Canaccord Genuity Corp., a member of the Canadian Investor Protection Fund and the Canadian Investment Regulatory Organization (CIRO).

Offices in other countries are offices of other companies in the Canaccord Genuity group of companies. See www.cgf.com/en/companies for more information.

3.	a copy of the Exchange’s conditional acceptance letter.

Registration instructions -	Warrants
Finder’s Warrants
1 x 20,832
CANACCORD GENUITY CORP.
The Stack, 1133 Melville Street, Suite 1200
Vancouver, BC, V6E 4E5

Yours truly,

CANACCORD GENUITY CORP.

Roderick Babia

Retail Syndication Associate

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